Exhibit 99.1

ConocoPhillips Reports Second-Quarter 2020 Results

HOUSTON--(BUSINESS WIRE)--July 30, 2020--ConocoPhillips (NYSE: COP) today reported second-quarter 2020 earnings of $0.3 billion, or $0.24 per share, compared with second-quarter 2019 earnings of $1.6 billion, or $1.40 per share. Excluding special items, second-quarter 2020 adjusted earnings were a loss of $1.0 billion, or ($0.92) per share, compared with second-quarter 2019 adjusted earnings of $1.1 billion, or $1.01 per share. Special items for the current quarter were primarily due to a realized gain on the completion of the Australia-West divestiture and an unrealized gain on Cenovus Energy equity. Cash provided by operating activities was $0.2 billion. Excluding working capital, cash from operations (CFO) was $0.7 billion.

“Headline second-quarter performance was dominated by weak realized prices, coupled with our rational economic action to curtail production in favor of expected higher future prices,” said Ryan Lance, chairman and chief executive officer. “Importantly, our underlying business results were strong, reflecting our ongoing commitment to safely executing our plans and the dedication of our workforce during this challenging time. We are monitoring the market closely to develop a view around the timing and path of price recovery and to guide our corresponding actions. For example, as the market strengthened late in the second quarter, we began reversing our second-quarter curtailments and ramping up production across the Lower 48, Alaska and Canada. Our financial strength, flexibility and portfolio diversity represent a distinct competitive advantage that enables us to navigate and preserve value in this volatile environment.”

Second-Quarter Highlights and Recent Announcements

  Ended the quarter with cash, cash equivalents and restricted cash totaling $3.2 billion and short-term investments of $4.0 billion, equaling $7.2 billion in ending cash and short-term investments.
  Produced 981 MBOED excluding Libya during the second quarter; curtailed approximately 225 MBOED.
  Completed the Australia-West divestiture, generating $0.8 billion in proceeds.
  Distributed $0.5 billion in dividends.
  Announced bolt-on acquisition of adjacent acreage in the liquids-rich Montney in Canada.

Second-Quarter Review

Production excluding Libya for the second quarter of 2020 was 981 thousand barrels of oil equivalent per day (MBOED) after curtailments of approximately 225 MBOED, resulting in a decrease of 309 MBOED from the same period a year ago. Adjusting for closed dispositions, second-quarter 2020 production was 957 MBOED, a decrease of 212 MBOED from the same period a year ago. This decrease was primarily due to curtailments and normal field decline, partially offset by growth from the Big 3, in addition to development programs in Canada and Europe. Excluding disposition and estimated curtailment impacts, second-quarter 2020 production was slightly higher than the same period a year ago. There was no production from Libya as it remained in force majeure during the quarter.

In the Lower 48, production from the Big 3 averaged 260 MBOED, including Eagle Ford of 162 MBOED, Permian Unconventional of 52 MBOED and Bakken of 46 MBOED. Lower 48 production included curtailments of approximately 145 MBOED, primarily in Eagle Ford and Bakken. At the Surmont operation in Canada, the company curtailed approximately 30 MBOED. At Montney, ramp up from the initial 14-well pad continued, increasing average production to 14 MBOED with 50 percent of the production from oil and natural gas liquids. In addition, completion operations on the second development pad progressed as planned, with start up on track for the third quarter of 2020. In Alaska, the company curtailed approximately 40 MBOED and completed appraisal testing at Narwhal with encouraging initial results. In China, first oil was achieved from Bohai Phase 3’s third and final platform.

Earnings decreased from second-quarter 2019 due to lower realized prices and lower volumes, partially offset by a change in Cenovus Energy equity market value and a gain from the Australia-West divestiture. Excluding special items, adjusted earnings were lower compared with second-quarter 2019 due to lower realized prices and volumes, partially offset by lower depreciation expense and production and operating expenses associated with the lower volumes. The company’s total average realized price was $23.09 per barrel of oil equivalent (BOE), 54 percent lower than the $50.50 per BOE realized in the second quarter of 2019, reflecting lower marker prices and regional differentials.

For the quarter, cash provided by operating activities was $0.2 billion. Excluding a $0.5 billion change in operating working capital, ConocoPhillips generated CFO of $0.7 billion. CFO included a benefit of $0.2 billion from the sale of product inventory that was written down in the first quarter of 2020, which was offset in operating working capital. The company also generated $0.8 billion in disposition proceeds from the sale of Australia-West. In addition, the company funded $0.9 billion of capital expenditures and investments and distributed $0.5 billion in dividends. The company also made a finance lease payment of $0.2 billion upon acceptance of the extended-reach drilling rig in Alaska.

Six-Month Review

ConocoPhillips’ six-month 2020 earnings were a loss of $1.5 billion, or ($1.37) per share, compared with six-month 2019 earnings of $3.4 billion, or $3.00 per share. Six-month 2020 adjusted earnings were a loss of $0.5 billion, or ($0.47) per share, compared with six-month 2019 adjusted earnings of $2.3 billion, or $2.01 per share.

Production excluding Libya for the first six months of 2020 was 1,130 MBOED, a decrease of 173 MBOED from the same period a year ago. Adjusting for closed dispositions, production for the first six months of 2020 was 1,089 MBOED, a decrease of 79 MBOED from the same period a year ago. This decrease was primarily due to normal field decline and production curtailments, partially offset by growth from the Big 3, as well as other development programs in Europe, Canada and Lower 48. Production from Libya averaged 5 MBOED for the first six months of 2020.

The company’s total realized price during this period was $32.15 per BOE, compared with $50.55 per BOE in the first six months of 2019. This 36 percent reduction reflected lower marker prices and regional differentials.

In the first half of 2020, cash provided by operating activities and CFO were both $2.3 billion. The company also generated $1.3 billion in disposition proceeds. In addition, the company funded $2.5 billion of capital expenditures and investments, paid $0.9 billion in dividends and repurchased $0.7 billion of shares. Capital expenditures and investments included approximately $0.1 billion for payments toward the 2019 Argentina acreage acquisition and Lower 48 bolt-on acquisitions.

Other Items

The company continues to monitor netback pricing and evaluate curtailments across our assets on a month-by-month basis. Based on the company’s economic criteria, we restored curtailed production in Alaska during the month of July. We also began bringing some curtailed volumes in the Lower 48 back on line in July and expect to be fully restored in September. At Surmont, the company began restoring production in July though the ramp up will be slower due to planned turnarounds in the third quarter and limited staffing in the field as a COVID-19 mitigation measure.

Upcoming operational activities for the company include several seasonal turnarounds and maintenance projects typically conducted in the second half of the year. These activities are planned in various areas across the company.

Given ongoing variability and uncertainty in the outlook for production curtailments, the company will continue to suspend forward-looking guidance and sensitivities.

ConocoPhillips will host a conference call today at 12:00 p.m. Eastern time to discuss this announcement. To listen to the call and view related supplemental information, go to www.conocophillips.com/investor.

--- # # # ---

About ConocoPhillips

Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 16 countries, $63 billion of total assets, and approximately 9,700 employees at June 30, 2020. Production excluding Libya averaged 1,130 MBOED for the six months ended June 30, 2020, and proved reserves were 5.3 BBOE as of Dec. 31, 2019. For more information, go to www.conocophillips.com.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined under the federal securities laws. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. Words and phrases such as "anticipate," "estimate," "believe," "budget," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" and other similar words can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond our control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. Factors that could cause actual results or events to differ materially from what is presented include the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas and the resulting company actions in response to such changes, including changes resulting from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; changes in commodity prices; changes in expected levels of oil and gas reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; unexpected cost increases or technical difficulties in constructing, maintaining, or modifying company facilities; legislative and regulatory initiatives addressing global climate change or other environmental concerns; investment in and development of competing or alternative energy sources; disruptions or interruptions impacting the transportation for our oil and gas production; international monetary conditions and exchange rate fluctuations; changes in international trade relationships, including the imposition of trade restrictions or tariffs on any materials or products (such as aluminum and steel) used in the operation of our business; our ability to collect payments when due under our settlement agreement with PDVSA; our ability to collect payments from the government of Venezuela as ordered by the ICSID; our ability to liquidate the common stock issued to us by Cenovus Energy Inc. at prices we deem acceptable, or at all; our ability to complete our announced dispositions or acquisitions on the timeline currently anticipated, if at all; the possibility that regulatory approvals for our announced dispositions or acquisitions will not be received on a timely basis, if at all, or that such approvals may require modification to the terms of our announced dispositions, acquisitions or our remaining business; business disruptions during or following our announced dispositions or acquisitions, including the diversion of management time and attention; the ability to deploy net proceeds from our announced dispositions in the manner and timeframe we currently anticipate, if at all; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; the impact of competition and consolidation in the oil and gas industry; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; general domestic and international economic and political conditions; changes in fiscal regime or tax, environmental and other laws applicable to our business; and disruptions resulting from extraordinary weather events, civil unrest, war, terrorism or a cyber attack; and other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, ConocoPhillips expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note to U.S. Investors – The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. We may use the term "resource" in this news release that the SEC’s guidelines prohibit us from including in filings with the SEC. U.S. investors are urged to consider closely the oil and gas disclosures in our Form 10-K and other reports and filings with the SEC. Copies are available from the SEC and from the ConocoPhillips website.

Use of Non-GAAP Financial Information – To supplement the presentation of the company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this news release and the accompanying supplemental financial information contain certain financial measures that are not prepared in accordance with GAAP, including adjusted earnings (calculated on a consolidated and on a segment-level basis), adjusted earnings per share and cash from operations (CFO).

The company believes that the non-GAAP measures adjusted earnings (both on an aggregate and a per-share basis) are useful to investors to help facilitate comparisons of the company’s operating performance associated with the company’s core business operations across periods on a consistent basis and with the performance and cost structures of peer companies by excluding items that do not directly relate to the company’s core business operations. The company further believes that the non-GAAP measure CFO is useful to investors to help understand changes in cash provided by operating activities excluding the timing effects associated with operating working capital changes across periods on a consistent basis and with the performance of peer companies. The company believes that the above-mentioned non-GAAP measures, when viewed in combination with the company’s results prepared in accordance with GAAP, provides a more complete understanding of the factors and trends affecting the company’s business and performance. The company’s Board of Directors and management also use these non-GAAP measures to analyze the company’s operating performance across periods when overseeing and managing the company’s business.

Each of the non-GAAP measures included in this news release and the accompanying supplemental financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the company’s presentation of non-GAAP measures in this news release and the accompanying supplemental financial information may not be comparable to similarly titled measures disclosed by other companies, including companies in our industry. The company may also change the calculation of any of the non-GAAP measures included in this news release and the accompanying supplemental financial information from time to time in light of its then existing operations to include other adjustments that may impact its operations.

Reconciliations of each non-GAAP measure presented in this news release to the most directly comparable financial measure calculated in accordance with GAAP are included in the release.

Other Terms – This news release also contains the terms underlying production. Underlying production excludes Libya and reflects the impact of closed dispositions with an assumed close date of January 1, 2019. The company believes that underlying production is useful to investors to compare production excluding Libya and reflecting the impact of closed and pending dispositions on a consistent go-forward basis across periods and with peer companies.

References in the release to earnings refer to net income/(loss) attributable to ConocoPhillips.

ConocoPhillips
Table 1: Reconciliation of earnings to adjusted earnings
$ Millions, Except as Indicated

	2Q20				2Q19				2020 YTD				2019 YTD
	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)
Earnings			$260	0.24			1,580	1.40			(1,479)	(1.37)			3,413	3.00
Adjustments:
Net gain on asset sales	(589)	(5)	(594)	(0.56)	(61)	(32)	(93)	(0.08)	(551)	(14)	(565)	(0.52)	(61)	(32)	(93)	(0.08)
Unrealized (gain) loss on CVE shares	(551)	-	(551)	(0.51)	(30)	-	(30)	(0.03)	1,140	-	1,140	1.05	(373)	-	(373)	(0.33)
Impairments	(214)	55	(159)	(0.15)	95	(22)	73	0.06	556	(122)	434	0.40	155	(35)	120	0.10
Alberta tax credit	-	(48)	(48)	(0.04)	-	-	-	-	-	(48)	(48)	(0.04)	-	-	-	-
Pending claims and settlements	(3)	-	(3)	-	(135)	15	(120)	(0.11)	(32)	-	(32)	(0.03)	(265)	(53)	(318)	(0.28)
Deferred tax adjustments	-	92	92	0.09	-	(27)	(27)	(0.02)	-	92	92	0.09	-	(27)	(27)	(0.02)
Unrealized (gain) loss on FX derivative	12	(3)	9	0.01	24	(5)	19	0.02	(63)	13	(50)	(0.05)	30	(6)	24	0.02
Alberta tax rate change	-	-	-	-	-	(25)	(25)	(0.02)	-	-	-	-	-	(25)	(25)	(0.02)
Capital loss tax benefit	-	-	-	-	-	(234)	(234)	(0.21)	-	-	-	-	-	(234)	(234)	(0.21)
Recognition of deferred revenue	-	-	-	-	-	-	-	-	-	-	-	-	(248)	52	(196)	(0.17)
Adjusted earnings / (loss)			$(994)	(0.92)			1,143	1.01			(508)	(0.47)			2,291	2.01

The income tax effects of the special items are primarily calculated based on the statutory rate of the jurisdiction in which the discrete item resides.
ConocoPhillips
Table 2: Reconciliation of reported production to underlying production
In MBOED, Except as Indicated

	2Q20	2Q19	2020 YTD	2019 YTD
Total Reported Production	981	1,332	1,135	1,346

Adjustments:
Libya	-	(42)	(5)	(43)
Total Production excluding Libya	981	1,290	1,130	1,303

Closed Dispositions[1]	(24)	(121)	(41)	(135)
Total Underlying Production	957	1,169	1,089	1,168
[1]Includes production from the completed U.K., various Lower 48 dispositions and Australia-West disposition.

ConocoPhillips
Table 3: Reconciliation of net cash provided by operating activities to cash from operations
$ Millions, Except as Indicated

	2Q20	2020 YTD
Net Cash Provided by Operating Activities	157	2,262

Adjustments:
Net operating working capital changes	(519)	(22)
Cash from operations	676	2,284

Contacts

John C. Roper (media)
281-293-1451
john.c.roper@conocophillips.com

Investor Relations
281-293-5000
investor.relations@conocophillips.com